SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 29, 2004

HERMAN MILLER, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-15141	38-0837640
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification no.)
incorporation)

855 East Main Avenue
Zeeland, Michigan	49464
(Address of principal executive office)	(Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.         Other Events

Herman Miller, Inc. issued a press release on April 29, 2004 announcing an increase in its quarterly dividend and formalization of its corporate governance policies.

Item 7.         Financial Statements and Exhibits

Exhibits.

99.1 Press release dated April 29, 2004.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 29, 2004	HERMAN MILLER, INC.
(Registrant)

By: /s/ Elizabeth A. Nickels
Elizabeth A. Nickels
Its: Chief Financial Officer

EXHIBIT INDEX

99.1      Press release dated April 29, 2004.

EXHIBIT 99.1

Release Date Contact Address Internet	Immediate

April 29, 2004

Joe Nowicki (616) 654 5222 or joe_nowicki@hermanmiller.com
Beth Nickels (616) 654 8050 or beth_nickels@hermanmiller.com
Media: Mark Schurman (616) 654 5498 or mark_schurman@hermanmiller.com
            Bruce Buursma (616) 654 5770 or bruce_buursma@hermanmiller.com

Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302

www.hermanmiller.com

Herman Miller, Inc., Doubles Dividend and Formalizes Corporate Governance Policies

ZEELAND, MI – Herman Miller, Inc. (NASDAQ: MLHR), announced today its Board of Directors approved a cash dividend of $0.0725 per share payable July 15, 2004, to shareholders of record as of May 28, 2004. This represents a 100 percent increase in the dividend and is the first time in 24 quarters that the company has changed its dividend rate. In addition, the Board formalized its corporate governance policies in compliance with SEC and NASDAQ certification requirements.

Beth Nickels, Chief Financial Officer, stated, “I’m pleased to announce a doubling of our dividend. This action reflects our confidence in the business outlook and our ability to increase profitability and cash flow going forward. We have consistently stated our first priority is to fund our strategic growth and innovation initiatives. We believe that we have the cash flow to fund these investments, to pay dividends, and to continue the share repurchase program previously announced.”

In addition to the dividend increase, the Board also formalized the company’s corporate governance policies. The company’s complete Corporate Governance philosophy and guidelines can now be viewed on their investor website at www.hermanmiller.com/investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc., undertakes no obligation to update, amend, or clarify forward-looking statements.

Herman Miller provides complete solutions that help create great places to work. Through research, design, manufacture, and distribution of innovative interior furnishings, complemented by furniture management and strategic consulting services, the company serves organizations and individuals around the world. During fiscal 2003, Herman Miller’s award-winning products and services generated $1.34 billion in revenue. The company was again named among Business Ethics magazine’s “100 Best Corporate Citizens” and was the recipient of the prestigious National Design Award for product design from the Smithsonian Institution’s Cooper-Hewitt, National Design Museum. In 2004, Herman Miller was cited in Fortune magazine as the “Most Admired” company in its industry—and was ranked fourth among all companies surveyed in the category of “innovation.” Herman Miller trades on the NASDAQ stock market under the symbol MLHR. For additional information visit www.hermanmiller.com.

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